Exhibit 99.1

NEWS

RELEASE

8500 Station Street

Suite 100

Mentor, Ohio 44060

For Immediate Release

Gas Natural Inc. Ohio Subsidiaries Complete New $3 Million Credit Facility

MENTOR, OH, October 24, 2012 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating natural gas utilities serving approximately 70,000 customers in seven states, announced that its Ohio subsidiaries, Northeast Ohio Natural Gas Corp., Orwell Natural Gas Corp. and Brainard Gas Corp., entered into a new, five-year senior secured fixed rate note for $2.99 million with Sun Life Assurance Company of Canada to finance capital expenditures.

Thomas J. Smith, Chief Financial Officer of Gas Natural commented, “This new facility provides us with the ability to fund capital programs pursuant to our strategy in Ohio and represents an important statement regarding our current financial stability and expectations for that region.”

The note is governed by a Note Purchase Agreement (“NPA”) as filed on Securities Exchange Commission Form 8-K on November 2, 2010.

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 32 billion cubic feet of natural gas to approximately 70,000 customers through regulated utilities operating in Montana, Wyoming, Ohio, Pennsylvania, Maine, North Carolina and Kentucky. The Company’s other operations include interstate pipeline, natural gas production, propane and natural gas marketing. The Company’s Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in the Maine and North Carolina markets while looking for acquisitions that are either adjacent to its existing utilities or in under saturated markets.

The Company’s toll-free number is 800-570-5688. Gas Natural Inc. regularly posts information on its website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to successfully integrate the operations of the companies it has recently acquired and consummate additional acquisitions, the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, the Company’s ability to satisfy its debt obligations, including compliance with financial covenants, weather conditions, litigation risks, and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Gas Natural Inc. Ohio Subsidiaries Complete New $3 Million Credit Facility

October 24, 2012

For more information contact:

Gas Natural Inc.	Investor Relations: Kei Advisors LLC
Thomas J. Smith, Chief Financial Officer	Deborah K. Pawlowski
Phone: (440) 974-3770	Phone: (716) 843-3908
Email: tsmith@egas.net	Email: dpawlowski@keiadvisors.com